EX-99.1

Contacts:
Karian Wong	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
investorrelations@irobot.com	cvaida@irobot.com

iRobot Reports First-Quarter 2024 Financial Results

Gary Cohen, Former Gillette, Timex and Energizer Executive, Named as Company’s New CEO

Company Updates Outlook for Full Year 2024

BEDFORD, Mass. - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the first quarter ended March 30, 2024.

First-Quarter Financial Highlights
•Revenue of $150.0 million, compared with $160.3 million in Q1 of 2023.
•GAAP net income per share was $0.30 compared with GAAP net loss per share of ($2.95) in Q1 of 2023.
•Non-GAAP net loss per share was ($1.53) compared with non-GAAP net loss per share of ($1.67) in Q1 of 2023.
•Positive cash flow from operations of $1.4 million benefited from one-time net proceeds of $75 million from transaction termination fee paid to the Company by Amazon.com.

Recent Developments
•Named Gary Cohen, former Gillette, Timex and Energizer executive, as iRobot’s new CEO.
•Launched Roomba Combo Essential robot and Roomba Vac Essential robot as first products to benefit from iRobot’s new product development paradigm with its contract manufacturers.
•Substantially completed previously announced reduction-in-force initiative, decreasing Company’s total workforce by 30%.
“We exceeded our financial expectations for the first quarter as our team executed on our restructuring plan to significantly improve iRobot’s near-term operations,” said Glen Weinstein, who served as iRobot's interim CEO until Mr. Cohen’s appointment. “Our plan is designed to stabilize the business in the current market environment without sacrificing longer-term growth initiatives. In the first quarter, we took aggressive actions to simplify our cost structure, implement a more sustainable business model and focus on our core value drivers.
“With the appointment of Gary Cohen as our new CEO, the board and management team are all the more confident in iRobot’s ability to build on its legacy of innovation. The Company is fortunate to have an incredible team of builders and innovators who are passionate about the robots we create, with customers who truly value our products.”

New Chief Executive Officer
As announced in a separate press release today, the Company has named Gary Cohen as its new chief executive officer. Mr. Cohen previously served as the CEO of Qualitor Automotive and Timex, and held senior leadership roles at Gillette and Energizer, among other companies. In all, he has more than 25 years of executive leadership experience and a track record of managing successful corporate turnarounds. He will lead the Company’s transformational strategy, overseeing all aspects of the Company’s business, including innovation, product and commercial strategies, operational excellence and talent, and will work across the organization to build a sustainable competitive advantage and consumer-centric brand.

Operational Restructuring Plan
As announced on January 29, 2024, iRobot has initiated an operational restructuring plan to align its cost structure with near-term revenue expectations and drive bottom-line improvement. The plan includes implementing margin-improvement initiatives, reducing R&D expenses by relocating certain non-core engineering functions, pausing work unrelated to the Company’s core floorcare business, centralizing global marketing activities, and streamlining the Company’s legal entity and real estate footprint to fit its current business needs and near-term revenue expectations.
In the first quarter, the Company reduced its workforce by approximately 330 employees, representing 30 percent of the Company’s total workforce as of December 30, 2023, resulting in a significant decrease in operating expenses. The Company’s first quarter 2024 GAAP results include a $14 million charge related to the restructuring plan, primarily for severance and related costs. The Company expects an additional restructuring charge of approximately $9 million across the remainder of 2024.
Also in the first quarter, iRobot launched the Roomba Combo Essential and Roomba Vac Essential robots, the first products to benefit from the new product development paradigm with the Company’s contract manufacturers, taking advantage of their mature supply chains, expertise in design-for-manufacturing, and flexibility in component selection, to reduce the cost of goods sold.

Additional Operational and Marketing Highlights
•Geographically in the first quarter of 2024, revenue declined 3% in EMEA, 16% in Japan and 4% in the U.S. over the prior year period. Excluding the unfavorable foreign currency impact, Japan revenue decreased 6% over the prior year period.
•Revenue from mid-tier robots (with an MSRP between $300 and $499) and premium robots (with an MSRP of $500 or more) represented 81% of total robot sales in the first quarter of 2024 versus 88% from the same period last year, reflecting the introduction of the Roomba Combo Essential, providing the iRobot 2-in-1 cleaning experience at a lower price point.
•iRobot introduced the Roomba Combo Essential robot, an affordable ($275) and easy-to-use 2-in-1 robot vacuum and mop that delivers the same cleaning essentials of the best-selling Roomba 600 Series, but with better performance and a larger feature set. The Company also introduced the Roomba Vac Essential robot, which offers the same intelligence and features as the Roomba Combo Essential but in a vacuum-only package.
•iRobot Roomba robots held the top five spots for robotic vacuums in Consumer Reports.
•iRobot’s product lineup received numerous positive reviews and international media coverage, including in PCMag, Reviewed, ZDNet, Engadget, BGR, Tom’s Guide, CNN Underscored, U.S. News & World Report, TechHive, Frandroid, La Vanguardia and Europa Press.

•The Roomba Combo j9+ was named a Better Homes & Gardens Clean House Award winner in the category of ‘Best Wet-Dry Robot Vacuum.’

Second Quarter and Full Year 2024 Outlook
iRobot is providing GAAP and non-GAAP financial expectations for the second quarter ending June 29, 2024. Given persistent weakness in the Japanese yen and the timing of new product introductions, the Company is updating the full-year outlook it provided on February 27, 2024. A detailed reconciliation between the Company’s GAAP and non-GAAP expectations is included in the financial tables that appear at the end of this press release.

Second Quarter 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$167 - $172 million	—	$167 - $172 million
Gross Margin	23% to 24%	~1%	24% to 25%
Operating Loss	($57) – ($54) million	~$14 million	($43) – ($40) million
Net Loss Per Share	($2.30) – ($2.23)	~$0.49	($1.81) – ($1.74)
•Q2 revenue is expected to be the weakest quarter of 2024 when compared to the prior year as the Company expects a shifting of a large order from Q2 last year to Q3 this year.
•Q2 revenue is expected to be impacted by unfavorable currency due to continued weakness of the Japanese yen against the U.S. dollar.

Fiscal Year 2024:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$815 - $860 million	—	$815 - $860 million
Gross Margin	30% to 32%	~1%	31% to 33%
Operating Loss	($44) – ($32) million	~($14) million	($58) – ($46) million
Net Loss Per Share	($2.65) – ($2.23)	~($0.48)	($3.13) – ($2.71)
•The Company revised its full-year 2024 expectations regarding revenue and gross margin due to an unfavorable currency impact of the Japanese yen and timing of new product introductions.
•For the second half of the year, the Company anticipates a mid-single-digit percentage improvement in revenue compared with the second half of 2023.
•iRobot anticipates that the majority of the anticipated gross margin improvement will occur in the second half of the year as the Company progresses with a number of key initiatives.

First-Quarter 2024 Results Conference Call
On May 8, the Company will host a live conference call and webcast to review its financial results and discuss its outlook. The conference call details are as follows:

Date:	Wednesday, May 8, 2024
Time:	8:30 a.m. ET
Call-In Number:	1-800-343-5172 (Alternate: 1-203-518-9856)
Conference ID:	IRBTQ124

A live webcast of the conference call will be accessible on the event section of the Company's website at https://investor.irobot.com/financial-information/quarterly-results. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event.

About iRobot Corp.
iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot's product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to, among other things: the Company’s expectations regarding future financial performance, including with respect to second quarter and fiscal year 2024 revenue, gross margin, operating loss and net loss per share; and the Company’s implementation of its operational restructuring plan, the expected business and financial impacts thereof, and related restructuring charges. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its business and industry, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the Company’s ability to obtain capital when desired on favorable terms, if at all; (ii) the Company’s ability to realize the benefits of its operational restructuring; (iii) the impact of the COVID-19 pandemic and various global conflicts on the Company’s business and general economic conditions; (iv) the Company’s ability to implement its business strategy; (v) the risk that disruptions from the operational restructuring will harm the Company’s business, including current plans and operations; (vi) the ability of the Company to retain and hire key personnel, including successfully navigating its leadership transition; (vii) legislative, regulatory and economic developments affecting the Company’s business; (viii) general economic and market developments and conditions; (ix) the evolving legal, regulatory and tax regimes under which the Company operates; (x) potential business uncertainty, including changes to existing business relationships that could affect the Company’s financial performance; (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities; (xii) current supply chain challenges including current constraints in the availability of certain semiconductor components used in our products; (xiii) the financial strength of our customers and retailers; (xiv) the impact of tariffs on goods imported into the United States; and (xv) competition, as well as the Company’s response to any of the aforementioned factors. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

iRobot Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 30, 2024	April 1, 2023
Revenue	$150,014	$160,292
Cost of revenue:
Cost of product revenue	113,913	123,269
Amortization of acquired intangible assets	—	282
Total cost of revenue	113,913	123,551
Gross profit	36,101	36,741
Operating expenses:
Research and development	33,878	41,269
Selling and marketing	29,716	42,476
General and administrative	(53,711)	30,310
Restructuring and other	14,146	3,805
Amortization of acquired intangible assets	172	178
Total operating expenses	24,201	118,038
Operating income (loss)	11,900	(81,297)
Other expense, net	(3,185)	(1,077)
Income (loss) before income taxes	8,715	(82,374)
Income tax expense (benefit)	108	(1,262)
Net income (loss)	$8,607	$(81,112)

Net income (loss) per share:
Basic	$0.31	$(2.95)
Diluted	$0.30	$(2.95)

Number of shares used in per share calculations:
Basic	28,171	27,467
Diluted	28,266	27,467

Stock-based compensation included in above figures:
Cost of revenue	$828	$586
Research and development	2,897	2,646
Selling and marketing	1,338	1,466
General and administrative	2,885	3,234
Total	$7,948	$7,932

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	March 30, 2024	December 30, 2023
Assets
Cash and cash equivalents	$118,356	$185,121
Restricted cash	40,012	—
Accounts receivable, net	39,318	79,387
Inventory	133,318	152,469
Other current assets	40,860	48,513
Total current assets	371,864	465,490
Property and equipment, net	34,330	40,395
Operating lease right-of-use assets	18,712	19,642
Deferred tax assets	8,153	8,512
Goodwill	169,740	175,105
Intangible assets, net	4,682	5,044
Other assets	18,642	19,510
Total assets	$626,123	$733,698

Liabilities and stockholders' equity
Accounts payable	$103,194	$178,318
Accrued expenses	93,837	97,999
Deferred revenue and customer advances	10,330	10,830
Total current liabilities	207,361	287,147
Term loan	168,636	201,501
Operating lease liabilities	26,255	27,609
Other long-term liabilities	19,802	20,954
Total long-term liabilities	214,693	250,064
Total liabilities	422,054	537,211
Stockholders' equity	204,069	196,487
Total liabilities and stockholders' equity	$626,123	$733,698

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the three months ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net income (loss)	$8,607	$(81,112)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,812	7,542
Loss on equity investment	375	—
Stock-based compensation	7,948	7,932
Change in fair value of term loan	(1,008)	—
Debt issuance costs expensed under fair value option	239	—
Deferred income taxes, net	(127)	647
Other	(3,452)	(3,562)
Changes in operating assets and liabilities — (use) source
Accounts receivable	38,565	37,147
Inventory	16,266	52,947
Other assets	6,045	53
Accounts payable	(74,601)	(109,930)
Accrued expenses and other liabilities	(3,232)	(6,171)
Net cash provided by (used in) operating activities	1,437	(94,507)

Cash flows from investing activities:
Additions of property and equipment	(118)	(1,456)
Purchase of investments	—	(73)
Net cash used in investing activities	(118)	(1,529)

Cash flows from financing activities:
Proceeds from employee stock plans	—	9
Income tax withholding payment associated with restricted stock vesting	(390)	(1,600)
Proceeds from issuance of common stock, net of issuance costs	5,632	—
Proceeds from credit facility	—	27,000
Repayment of term loan	(34,947)	—
Payment of debt issuance costs	(239)	—
Net cash (used in) provided by financing activities	(29,944)	25,409

Effect of exchange rate changes on cash, cash equivalents and restricted cash	882	593
Net decrease in cash, cash equivalents and restricted cash	(27,743)	(70,034)
Cash, cash equivalents and restricted cash, at beginning of period	187,887	117,949
Cash, cash equivalents and restricted cash, at end of period	$160,144	$47,915

Cash, cash equivalents and restricted cash, at end of period:
Cash and cash equivalents	$118,356	$47,915
Restricted cash	40,012	—
Restricted cash, non-current (included in other assets)	1,776	—
Cash, cash equivalents and restricted cash, at end of period	$160,144	$47,915

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended
	March 30, 2024	April 1, 2023
Revenue by Geography: *
Domestic	$68,896	$71,986
International	81,118	88,306
Total	$150,014	$160,292

Robot Units Shipped *
Solo and other	267	373
2-in-1	189	63
Total	456	436

Revenue by Product Category **
Solo and other	$94	$135
2-in-1	56	25
Total	$150	$160

Average gross selling prices for robot units	$346	$402

Headcount	1,058	1,156

* in thousands
** in millions

Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations as well as any non-cash impairment charges associated with intangible assets in connection with our past acquisitions. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures, including with respect to the iRobot-Amazon Merger. It also includes business combination adjustments including adjustments after the measurement period has ended. During the first fiscal quarter of 2024, the adjustment includes the one-time net termination fee received as a result of the termination of the iRobot-Amazon Merger. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
Restructuring and Other: Restructuring charges are related to one-time actions associated with realigning resources, enhancing operational productivity and efficiency, or improving our cost structure in support of our strategy. Such actions are not reflective of ongoing operations and include costs primarily associated with severance and related costs, charges related to paused work unrelated to our core business, costs associated with the Chief Executive Officer transition and other non-recurring costs directly associated with resource realignments tied to strategic initiatives or changes in business conditions. We exclude these items from our non-GAAP measures when evaluating our recent and prospective business performance as such items vary significantly based on the magnitude of the action and do not reflect anticipated future operating costs. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of our business.

Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.
Debt issuance costs: Debt issuance costs include various incremental fees and commissions paid to third parties in connection with the issuance of debt.
Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We regularly assess the need to record valuation allowance based on the non-GAAP profitability and other factors. We also exclude certain tax items, including the impact from stock-based compensation windfalls/shortfalls, that are not reflective of income tax expense incurred as a result of current period earnings. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors' consistent earnings comparison between periods.

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 30, 2024	April 1, 2023
GAAP Revenue	$150,014	$160,292

GAAP Gross Profit	$36,101	$36,741
Amortization of acquired intangible assets	—	282
Stock-based compensation	828	586
Net merger, acquisition and divestiture expense	—	321
Non-GAAP Gross Profit	$36,929	$37,930
GAAP Gross Margin	24.1%	22.9%
Non-GAAP Gross Margin	24.6%	23.7%

GAAP Operating Expenses	$24,201	$118,038
Amortization of acquired intangible assets	(172)	(178)
Stock-based compensation	(7,120)	(7,346)
Net merger, acquisition and divestiture income (expense)	74,117	(6,463)
Restructuring and other	(14,146)	(3,805)
Non-GAAP Operating Expenses*	$76,880	$100,246
GAAP Operating Expenses as a % of GAAP Revenue	16.1%	73.6%
Non-GAAP Operating Expenses as a % of Non-GAAP Revenue*	51.2%	62.5%

GAAP Operating Income (Loss)	$11,900	$(81,297)
Amortization of acquired intangible assets	172	460
Stock-based compensation	7,948	7,932
Net merger, acquisition and divestiture (income) expense	(74,117)	6,784
Restructuring and other	14,146	3,805
Non-GAAP Operating Loss*	$(39,951)	$(62,316)
GAAP Operating Margin	7.9%	(50.7)%
Non-GAAP Operating Margin*	(26.6)%	(38.9)%

iRobot Corporation
Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended
	March 30, 2024	April 1, 2023
GAAP Income Tax Expense (Benefit)	$108	$(1,262)
Tax effect of non-GAAP adjustments	601	(16,266)
Other tax adjustments	(192)	18
Non-GAAP Income Tax Expense (Benefit)	$517	$(17,510)

GAAP Net Income (Loss)	$8,607	$(81,112)
Amortization of acquired intangible assets	172	460
Stock-based compensation	7,948	7,932
Net merger, acquisition and divestiture (income) expense	(74,117)	6,784
Restructuring and other	14,146	3,805
Loss on strategic investments	375	—
Debt issuance costs	239	—
Income tax effect	(409)	16,248
Non-GAAP Net Loss*	$(43,039)	$(45,883)

GAAP Net Income (Loss) Per Diluted Share	$0.30	$(2.95)
Amortization of acquired intangible assets	0.01	0.02
Stock-based compensation	0.28	0.29
Net merger, acquisition and divestiture (income) expense	(2.63)	0.24
Restructuring and other	0.50	0.14
Loss on strategic investments	0.01	—
Debt issuance costs	0.01	—
Income tax effect	(0.01)	0.59
Non-GAAP Net Loss Per Diluted Share*	$(1.53)	$(1.67)

Number of shares used in diluted per share calculation	28,171	27,467

Supplemental Information
Days sales outstanding	24	17
GAAP Days in inventory	107	170
Non-GAAP Days in inventory(1)	108	171

* Beginning in the fourth quarter of 2023, we updated our calculation of non-GAAP financial measures to no longer exclude "IP litigation expense, net." The metrics for each period are presented in accordance with this updated methodology; as a result, the first quarter of 2023 differ from those previously presented by the amount of IP litigation expense, net recorded in such period.

(1) Non-GAAP Days in inventory is calculated as inventory divided by (Revenue minus Non-GAAP Gross Profit), multiplied by 91 days.

iRobot Corporation
Supplemental Reconciliation of Second Quarter and Full Year 2024 GAAP to Non-GAAP Guidance
(unaudited)

	Q2-24	FY-24
GAAP Gross Profit	$39 - $42 million	$247 - $277 million
Stock-based compensation	~$1 million	~$3 million
Total adjustments	~$1 million	~$3 million
Non-GAAP Gross Profit	$40 - $43 million	$250 - $280 million

	Q2-24	FY-24
GAAP Gross Margin	23% - 24%	30% - 32%
Stock-based compensation	~1%	~1%
Total adjustments	~1%	~1%
Non-GAAP Gross Margin	24% - 25%	31% - 33%

	Q2-24	FY-24
GAAP Operating Expenses	$95 - $96 million	$291 - $309 million
Amortization of acquired intangible assets	~($0) million	~($1) million
Stock-based compensation	~($8) million	~($33) million
Net merger, acquisition and divestiture expense (income)	-	~$74 million
Restructuring and other	~($5) million	~($23) million
Total adjustments	~($13) million	~$17 million
Non-GAAP Operating Expenses	$82 - $83 million	$308 - $326 million

	Q2-24	FY-24
GAAP Operating Loss	($57) - ($54) million	($44) - ($32) million
Amortization of acquired intangible assets	~$0 million	~$1 million
Stock-based compensation	~$9 million	~$36 million
Net merger, acquisition and divestiture expense (income)	-	~($74) million
Restructuring and other	~$5 million	~$23 million
Total adjustments	~$14 million	~($14) million
Non-GAAP Operating Loss	($43) - ($40) million	($58) - ($46) million

	Q2-24	FY-24
GAAP Net Loss Per Diluted Share	($2.30) - ($2.23)	($2.65) - ($2.23)
Amortization of acquired intangible assets	~$0.01	~$0.02
Stock-based compensation	~$0.30	~$1.27
Net merger, acquisition and divestiture expense (income)	-	~($2.57)
Restructuring and other	~$0.18	~$0.79
Loss on strategic investments	-	~$0.01
Income tax effect	~$0	~$0
Total adjustments	~$0.49	~($0.48)
Non-GAAP Net Loss Per Diluted Share	($1.81) - ($1.74)	($3.13) - ($2.71)

Number of shares used in diluted per share calculations*	~28.8 million	~28.8 million

* Number of shares does not include any additional issuances under our ATM
Certain numbers may not total due to rounding